As filed with the Commission on June 16, 1997 File No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   -----------

                             CYTOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 94-3078125
     -----------------------------------     --------------------------------
        (State or other jurisdiction of      (IRS Employer Identification No.)
         incorporation or organization)

                               Two Richmond Square
                         Providence, Rhode Island 02906
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                        1992 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                          Frederic A. Eustis, III, Esq.
                                    Secretary
                             CytoTherapeutics, Inc.
                               Two Richmond Square
                         Providence, Rhode Island 02906
                                 (410) 272-3310
 ------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities      Amount to be            Proposed maximum        Proposed maximum         Amount of
to be registered         registered              offering price per      aggregate offering       registration fee
                                                 share<F1>                price <F1>
Common Stock,            100,000 shares          $5.375                  $5,375,000               $163.00
par value $0.01

<F1> Estimated  solely  for the  purpose of  determining  the  registration  fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of CytoTherapeutics, Inc. Common Stock, par value $0.01, reported on NASDAQ/NMS on June 10, 1997.



                               Page 1 of 6 pages.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference
         -----------------------------------------------

         Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File Number 33-49524) are incorporated herein by reference thereto.


Item 8.  Exhibits.
         --------

Exhibit

4.1 Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-1,
         File No. 33-45739).

5.1      Opinion of Ropes & Gray.

23.1     Consent of Ernst & Young LLP.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this registration statement).

24.1 Powers of Attorney (included in Part II of this registration statement under the caption "Signatures").

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned thereunto duly authorized, in Providence, Rhode Island, on May 30, 1997.



                                      By  /s/ Seth A. Rudnick
                                          ____________________________________
                                          Seth A. Rudnick
                                          Chairman and Chief Executive Officer
                                          and Director


         Each person whose signature appears below constitutes and appoints Seth
A. Rudnick and Frederic A. Eustis, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 to be filed by CytoTherapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities shown.



Signature                                  Capacity                                   Date
---------                                  --------                                   ----
/s/ Seth A. Rudnick                        Chairman, Chief Executive Officer          May 30, 1997
__________________________                 and Director (principal executive
Seth A. Rudnick                            officer)

/s/ Frederic A. Eustis                     Acting Chief Financial Officer, Vice       May 30, 1997
___________________________                President, General Counsel, Secretary
Frederic A. Eustis                         and Treasurer (principal financial
                                           officer)

/s/ Suzanne Fleming                        Controller (principal accounting           May 30, 1997
___________________________                officer)
Suzanne Fleming



                                       -3-





Signature                                  Capacity                                   Date
---------                                  --------                                   ----
/s/ Edwin C. Cadman                        Director                                   May 30, 1997
---------------------------
Edwin C. Cadman

/s/ Donald R. Conklin                      Director                                   May 30, 1997
---------------------------
Donald R. Conklin
/s/ Patrick Aebischer
___________________________                Director                                   May 30, 1997
Patrick Aebischer

/s/ Mark J. Levin                          Director                                   May 30, 1997
--------------------------
Mark J. Levin

/s/ Richard J. Ramsden                     Director                                   May 30, 1997
--------------------------
Richard J. Ramsden

/s/ Peter K. Simon                         Director                                   May 30, 1997
--------------------------
Peter K. Simon

/s/ Sandra Nusinoff Lehrman                Director                                   May 30, 1997
--------------------------
Sandra Nusinoff Lehrman
